EXHIBIT 10.5

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is made as of February 7, 2008 by and between JACAVI, LLC, a Delaware limited liability company (the “Company”), and RENE A. GARCIA (the “Executive”).

The parties hereto are entering into this Agreement in order to set forth the terms and conditions under which the Executive shall be employed by the Company.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants contained herein, agree as follows:

1. Employment. The Executive is and shall continue to be employed by the Company on the terms and conditions set forth herein.

2. Term of Employment. The term (“Term”) of the Executive’s employment by the Company commenced on October 5, 2007 and ends on December 31, 2010. Notwithstanding the foregoing, either party hereto may earlier terminate this Agreement, but only as provided herein.

3. Position. During the Executive’s employment with Company, the Executive shall serve as the president and chief executive officer of the Company and of Distribution Concepts, LLC, a Florida limited liability company (the “Operating Subsidiary”). The Executive shall perform those duties generally required of persons in the position of president and chief executive officer, including but not limited to managing the day-to-day affairs of the Company and its subsidiaries, including the Operating Subsidiary, as well as such other duties, not inconsistent with this Agreement or the positions of president and chief executive officer, as the Company’s Board of Managers (the “Board”) may from time to time direct. The Executive shall report and be responsible to the Board.

4. Scope of Services. During the Term, the Executive agrees to perform in good faith and to the best of his ability and shall devote such time, attention and skill as is reasonably necessary to the business affairs of the Company and all of its subsidiaries (and any of its Affiliates in accordance with the terms of this Agreement), and the performance of the Executive’s duties hereunder. The Executive may, to the extent not otherwise prohibited by this Agreement, devote such amount of time to other activities as does not interfere or compete with the performance of the Executive’s duties under this Agreement or with the provisions of Article 9 of hereunder.

5. Salary, Compensation and Benefits.

5.1 Base Salary. The Company agrees to pay to the Executive for all services to be rendered by the Executive hereunder an initial salary (“Base Salary”) at an annual rate of $300,000. The Base Salary shall be payable in equal monthly installments at the same time and in the same manner as the Company pays its employees generally.

5.2 Incentives, Savings and Retirement Plans. The Executive shall be entitled to participate in all incentive, savings, and retirement plans, policies and programs made available by Model Reorg, Inc. to its executive-level employees generally (“Plans”).

5.3 Fringe Benefits. During the Term, the Executive shall be entitled to the benefits of such group medical, dental, travel and accident, short and long-term disability and term life insurance, if any, as Model Reorg, Inc. shall make generally available from time to time to its executive-level employees.

5.4 Reimbursement of Business Expenses. The Company shall reimburse the Executive (or, in the Company’s sole discretion, shall pay directly), upon presentation of vouchers and other supporting documentation as the Company may reasonably require, for reasonable out-of-pocket expenses incurred by the Executive relating to the business or affairs of the Company or the performance of the Executive’s duties hereunder, including, without limitation, reasonable expenses with respect to entertainment, travel and similar items, provided that the incurring of such expenses shall have been approved in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time.

5.5 Withholding. The Company may withhold from the Executive’s compensation all applicable amounts required by law.

6. Termination of Employment.

6.1 If the Executive’s employment with the Company terminates for any reason (including death or Disability (as hereinafter defined)), the Company shall pay to the Executive any Base Salary, business expense reimbursements, compensation and benefits under any Plans and any and all benefits and other similar amounts, accrued but unpaid as of the date of termination. In the event of termination due to Disability, the Company shall continue to pay the Executive his Base Salary and those benefits to which the Executive was entitled at the time of such termination for a period of one (1) year from such termination.

6.2 In addition to the amounts set forth in paragraph 6.1 above, upon termination of the Executive’s employment with the Company without Cause or upon the Executive’s resignation for Good Reason, contingent upon the Executive’s execution and delivery of a general release reasonably satisfactory to the Company releasing the Company, its officers, agents, stockholders, members and Affiliates from any liability for any matter other than for payments under this Section 6 and contractual obligations under other written agreements, the Executive shall be entitled to receive severance from the Company in an amount equal to 12 months of the Base Salary then in effect (“Severance”), such Severance to be paid over a like number of months consistent with the Company’s normal payroll schedule, and the Executive shall have no further obligation under Section 9 of this Agreement.

6.3 Notwithstanding anything contained in this Agreement or the Related Agreement, upon the Executive’s material breach of any provision of Section 9 hereof, which such breach is reasonably capable of cure within thirty (30) days but shall not have been cured within thirty (30) days of written notice thereof by any manager of the Company to the Executive, or in the event of the termination of the Related Agreement due to the Executive’s breach thereunder, the Company’s obligation to pay Severance and the Term hereof shall immediately terminate.

6.4 Notwithstanding any conflicting or inconsistent provisions of any related stock option plan, agreement or other document, in the event of termination by Executive for Good Reason or following a Change of Control, Executive shall not have a duty to seek other employment or otherwise mitigate the amount of compensation payable to him under the terms of this Section 6, and the amounts payable pursuant to this Section 6 shall be payable to Executive notwithstanding the subsequent engagement of the Executive by a third party that does not breach the terms and conditions of Section 9 hereof.

7. Related Agreement. The Related Agreement is that certain Limited Liability Company Agreement of Jacavi LLC dated as of October 31, 2006 (as may be amended from time to time, the “Related Agreement”) to which the Executive is a party, which Related Agreement memorializes, among other things, (a) the indirect ownership interest in the Company of the Executive and his family members, and (b) certain rights, authority and obligations of the Executive with respect to the operations of the Company in the ordinary course of its business.

8. Executive’s Representations and Warranties. The Executive represents and warrants that the Executive is not a party to any other employment, non-competition, or other agreement or restriction which could interfere with the Executive’s employment with the Company or the Executive’s or the Company’s rights and obligations hereunder and that the Executive’s acceptance of employment with the Company and the performance of the Executive’s duties hereunder will not breach the provisions of any contract, agreement, or understanding to which the Executive is party or any duty owed by the Executive to any other person.

9. Non-Competition and Non-Solicitation.

9.1 The Executive shall not, directly or indirectly, for the Executive or on behalf of or in conjunction with any other person, persons, company, partnership, limited liability entity, corporation or business of whatever nature (other than for or on behalf of Model Reorg, Inc. and/or its Affiliates or Jacavi Beauty Sales LLC) during the period of the Executive’s employment by or with the Company, and for the 12 months immediately following the termination of the Executive’s employment under this Agreement, for any reason whatsoever (with or without Cause or Good Reason), except as provided in Subsection 6.2 above.

(i)	engage, as an officer, director, stockholder, member, owner, partner, joint venturer, or in a managerial, consulting or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business which offers any services or products in direct competition with the Operating Subsidiary within the United States of America (“USA”);

(ii)	contact any person who is, at that time, within the USA, an employee of the Company or the Operating Subsidiary in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or the Operating Subsidiary;

(iii)	contact any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a client of the Company or the Operating Subsidiary within the USA for the purpose of soliciting or selling products or services in direct competition with the Company or the Operating Subsidiary within the USA;

(iv)	contact any prospective acquisition candidate, on the Executive’s own behalf or on behalf of any competitor, which candidate for which, to the Executive’s knowledge the Company or the Operating Subsidiary made an acquisition analysis, for the purpose of acquiring such entity; or

(v)	induce or attempt to induce any person known by the Executive to be a customer, supplier, licensee or business relation of the Company or the Operating Subsidiary to cease doing business with the Company or the Operating Subsidiary or in any way interfere with the relationship between the Company and any person known by the Executive to be a customer, supplier, licensee, or business relation of the Company or the Operating Subsidiary.

Notwithstanding the above, the foregoing covenants shall not be deemed to prohibit the Executive from acquiring as an investment not more than five (5%) percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

9.2 Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing non-competition and non-solicitation covenants, and because of the immediate and irreparable damage that could be caused to the Company for which the Company would have no other adequate remedy, the Executive agrees that the foregoing non-competition and non-solicitation covenants may be enforced by the Company in the event of breach by the Executive, by injunctions and restraining orders.

9.3 The non-competition and non-solicitation covenants in Section 9.1 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

9.4 The Executive acknowledges that the non-competition and non-solicitation covenants in Section 9.1: (i) are agreed to by the Executive as an inducement for and in consideration of the Company’s entering into this Agreement; and (ii) contain limitations as to time, geographic area and scope of activity to be restrained that are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Company.

9.5 The Executive agrees that all of the non-competition and non-solicitation covenants in Section 9.1 shall be construed as an agreement independent of any other provision in this Agreement, that the Company shall be the beneficiary of and have the right to enforce such covenants, and that the existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of one (1) year following termination of the Executive’s employment stated at the beginning of this Section 9, during which the agreements and covenants of the Executive made in this Section 9 shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of this Section 9.

10. Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning hereby assigned to them as follows:

10.1 “Affiliate” shall mean any “person” (as such term is utilized in Section 13d and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement), who or which directly or indirectly controls, is controlled by or is under common control with, another person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through ownership of voting securities, by contract or otherwise.

10.2 “Cause” shall mean the Executive’s: (i) dishonesty of a material nature (including, but not limited to, theft or embezzlement of Company funds or assets); (ii) conviction of, or guilty plea or no contest plea, to any felony, or the entry of a consent decree with any governmental body regarding any such felony; (iii) noncompliance in any material respect with any laws or regulations, foreign or domestic, materially affecting the operation of the Company’s business; (iv) violation of any express direction or any rule, regulation or policy established by the Board that is consistent with the terms of this Agreement; (v) material breach of this Agreement or of the Executive’s fiduciary duties to the Company; or (vi) abuse of alcohol or drugs which interferes with the Executive’s performance of his duties; provided that in the case of (iii), (iv) or (v), which noncompliance, violation or breach, if reasonably capable of cure within thirty (30) days shall not have been cured within thirty (30) days of written notice thereof by any manager of the Company to the Executive.

10.3 “Change of Control” shall be deemed to occur if and when one or more of Stephen, Glenn and Arlene Nussdorf no longer own at least 51% of Model Reorg, Inc. A Change of Control shall not be deemed to occur in connection with any business combination between the Company and any entity at least 50% owned and controlled by Model Reorg, Inc. or the E Corn transaction contemplated under the Related Agreement.

10.4 “Disability” means either (i) the Executive is deemed disabled for purposes of any group or individual disability policy paid for by the Company and at the time in effect, or (ii) in the good faith judgment of the Board, the Executive is substantially unable to perform the Executive’s duties under this Agreement for more than (180) days, whether or not consecutive, in any twelve (12) month period, by reason of a physical or mental illness or injury.

10.5 Termination by the Executive for “Good Reason” shall mean a resignation that occurs within thirty (30) days following the occurrence of any one or more of the following:

A. the reassignment of the Executive by Company, without the Executive’s express written consent, to a position with the Company other than that of president and chief executive officer of the Company and its Operating Subsidiary or a material adverse change in the nature or scope of the Executive’s authorities, powers, functions, duties or responsibilities in those positions inconsistent with the provisions of this Agreement or the Related Agreement;

B. the Company’s breach or failure to perform its material obligations under this Agreement in any respect, including, without limitation, the failure by Company to pay compensation in accordance with this Agreement (provided that if such breach is capable of being cured within 30 days, such breach or failure shall continue for 30 days after Executive given the Company notice thereof) and such breach or failure has a material and adverse effect on the Executive;

C. Company’s requiring the Executive, without the Executive’s express written consent, to change his place of permanent residency to or to spend more than 5% of the time in which he performs his duties for Company in a place more than 50 miles outside of Miami-Dade County, Florida;

D. the occurrence of a Change of Control; or

E. the Executive has terminated the Related Agreement on the basis of a Model Termination Event as described in subsection (a) of the definition thereof in the Related Agreement.

11. Waivers and Amendments. The respective rights and obligations of the Company and the Executive under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended only with the written consent of a duly authorized representative of the Company and the Executive.

12. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns.

13. Entire Agreement. This Agreement and the Related Agreement constitute the full and entire understanding and agreement of the parties with regard to the subjects hereof and supersede in their entirety all other or prior agreements, whether oral or written, with respect thereto.

14. Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service) or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

If to the Company, addressed to:

Model Reorg, Inc.

2060 Ninth Avenue

Ronkonkoma, New York 11779

Attention: Michael Katz

Fax: (631) 439-2333

with a copy to:

Edwards Angell Palmer & Dodge LLP

750 Lexington Avenue

New York, New York 10022

Attention: Patricia L. Kantor, Esq.

Fax: (212) 308-4844

If to the Executive, to the address set forth on the signature page of this Agreement,

with a copy to:

Berger Singerman, PA

200 S. Biscayne Blvd, Suite 1000

Miami, Florida 33131

Attention: Daniel Lampert, Esq.

Fax: (305) 714-4340

or at the current address listed in the Company’s records.

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith, may specify a different address for the giving of any notice hereunder.

15. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of State of Florida (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

16. Consent to Jurisdiction

(a) EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ALL STATE AND FEDERAL COURTS LOCATED IN DADE COUNTY, FLORIDA, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD. EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION OR AS PROVIDED IN THE NONDISCLOSURE AND DEVELOPMENTS AGREEMENT, OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

(b) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 14 OF THIS AGREEMENT.

17. Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

18, Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Severability; Titles and Subtitles; Gender; Singular and Plural; Counterparts; Facsimile.

(a) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(b) The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(c) The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.

(d) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

(e) Counterparts of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above specified.

COMPANY:		EXECUTIVE:

JACAVI, LLC

By:	/s/ Rene Garcia	/s/ Rene Garcia
Name:	Rene Garcia	Address: 1608 NW 84th Ave.
Title:	President	Miami, FL 33126

SEPARATION AGREEMENT

This Separation Agreement (the “Agreement”) is entered into among Rene A. Garcia, an individual residing at 1608 NW 84th Avenue, Miami, FL 33126 (“Garcia”), and Jacavi, LLC, a Delaware limited liability company (the “Employer” or the “Company”).

WHEREAS, Garcia and the Company are parties to that certain Amended and Restated Employment Agreement dated as of January 2008 (the “Employment Agreement”); and

WHEREAS, the undersigned desire to enter into this Agreement in order to (i) terminate the Employment Agreement and (ii) resolve any claims, controversies, disputes or outstanding issues that may exist between them.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, including the agreement to release Garcia from his obligations under the restrictive covenants contained in Section 9 of the Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination. Effective December 15, 2008, the Employment Agreement is hereby terminated in all respects and is of no further force or effect (such time to be hereinafter referred to as the “Termination Date”) Garcia waives any notice provisions, termination provisions, early termination penalties and severance obligations in the Employment Agreement. In addition, Garcia hereby resigns any and all positions Garcia held with the Company, whether as officer, director or otherwise.

2. Release. In consideration of the benefits promised by the Company under the terms of this Agreement and as a condition of the Company entering into this Agreement, and except for the “Preserved Matters”, as defined in paragraph 4, below, Garcia, on behalf of himself, his agents, representatives, attorneys, heirs, executors, administrators, successors and assigns (collectively the “Executive”), hereby agrees to forever release and forever discharge the Company and any of its parent companies (including, without limitation, Model Reorg Acquisition, LLC (“Model Reorg”) and Perfumania Holdings, Inc. (“Perfumania Holdings”)), subsidiary companies, companies under common control with any of the foregoing or affiliated or related business entities or any of their respective successors or assigns, or any of the foregoing entities’ current or former shareholders, directors, officers, managers, agents, employees or attorneys (collectively the “Released Parties”), whether as legal entities or individuals acting as agents for any of the Released Parties or in their individual capacities, of and from all manner of actions, proceedings, causes of action, suits, debts, sums of money, accounts, contracts, controversies, agreements, promises, damages, judgments, claims, liabilities, terms, sanctions and demands, of whatsoever character, nature or kind, actual or potential, known or unknown, suspected or unsuspected, whether arising in law or in equity out of any federal, state or city constitution, statute, ordinance, by-law or regulation (including, but not limited to, any and all claims for discrimination under the Age Discrimination in Employment Act, The Older Worker Benefits Protection Act, Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with

Disabilities Act of 1990, the Family and Medical Leave Act of 1993 and all claims for breach of contract and wrongful discharge and any and all claims relating to Executive’s employment at the Company and the termination thereof, all claims under any statute, state or federal, and all claims for attorneys’ fees, costs, disbursements or the like), which Executive ever had, now has, or may have for, or by reason of, any matter, cause, event or thing whatsoever, from the beginning of the world to the date of this Agreement.

Executive’s decision to enter into this Agreement is based solely on the mutual considerations described above and Executive affirms that it is his free act and deed. Before signing this Agreement, Executive has had the opportunity to carefully consider the terms and ramifications of the Agreement and the opportunity to consult with advisors, legal or otherwise, which the Company has encouraged Executive to do. Executive acknowledges that the benefits provided for by this Agreement are in addition to any payment, benefit or other thing of value to which Executive might otherwise be entitled under any policy, plan or procedure of the Company or pursuant to any prior agreement or contract with the Company.

3. Unknown Claims Released. Executive understands that he is releasing claims that he may not know about. This is Executive’s knowing and voluntary intent, even though he recognizes that someday he might learn that some or all of the facts he currently believes to be true are untrue and even though he might then regret having signed this Agreement. Nevertheless, Executive assumes that risk and agree that this Agreement shall remain effective in all respects in any such case. Executive expressly waives all rights he might have under any law that is intended to protect him from waiving unknown claims, and he understands the significance of doing so.

4. Claims Not Released. Executive understands that he is not releasing, and the parties agree that Executive’s releases do not affect or impair any of the “Preserved Matters”, which term shall mean and consist of: (a) any claim that relates to the right to enforce this Agreement, (b) any claim as a shareholder of Perfumania Holdings or arising under the agreements to which Executive is a party relating to the merger of Model Reorg into Perfumania Holdings (other than the Employment Agreement), (c) Executive’s rights to indemnity and advancement of expenses for defense costs under the organizational documents of the Company, Model Reorg or Perfumania Holdings (including the benefits under any Directors’ & Officers insurance coverages in effect) or (d) any rights or claims that arise after the signing of this Agreement.

5. COBRA. Executive will retain coverage and benefits under the Company’s medical plans through midnight on December 31, 2008. Effective January 1, 2009, Executive will have the right to COBRA medical insurance continuation coverage as to any Company-provided medical plan in which he participates in accordance with the provisions of COBRA.

6. Revocation of Agreement. Executive acknowledges that Executive has had the opportunity to consider this Agreement for a period of up to twenty-one (21) days and understands that Executive may revoke this Agreement at any time during the period of seven (7) days following the day Executive executes this Agreement. Any revocation within this period must be submitted, in writing, to Model Reorg Acquisition, LLC, 35 Sawgrass Drive,

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Suite 2, Bellport, New York 11713, Attn: Michael W. Katz, and state, “I hereby revoke my acceptance of our Agreement terminating my employment effective December 15, 2008.” This Agreement shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday. Executive agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period.

7. No Participation in Claims. Executive understands that if this Agreement were not signed, he would have the right to voluntarily assist other individuals or entities in bringing claims against the Released Parties. Executive hereby waives that right and will not provide any such assistance, other than assistance in an investigation or proceeding conducted by a federal or state agency. To the extent that the law prohibits Executive from waiving his right to bring and/or participate in the investigation of a claim, he nevertheless waives his right to seek or accept any monetary damages or relief in any proceeding.

8. Prohibited Statements. As part of this Agreement, Executive agrees to refrain from taking action or making statements, written or oral, which disparage or defame the goodwill or reputation of the Released Parties.

9. Confidentiality. The parties hereto represent that they have not and agree that, except as required by law, they shall not publicize or disclose the terms, contents, conditions or existence of this Agreement, whether in writing or orally, to any person, except to an accountant, tax preparer, financial or legal consultant or spouse, if requested by such person or entity, and then only if reasonably necessary in the performance of such person’s or entity’s professional services or within the marital relationship. The parties hereto further agree not to solicit or initiate any demand by others not a party to this Agreement for any disclosure of the terms and conditions of this Agreement.

Executive also agrees to continue to maintain the confidentiality of, and not to divulge, furnish, publish or use to the detriment of the Company, the Company’s Confidential Information. “Confidential Information” means any and all information, whether or not reduced to written or recorded form, that is related to the Company or any of its parent companies (including, without limitation, Model Reorg Acquisition, LLC and Perfumania Holdings, Inc.), subsidiary companies and companies under common control with any of the foregoing, that is not generally known or accessible to members of the public and/or competitors of the Company nor intended for general dissemination, whether furnished by the Company or compiled by Executive, including, without limitation, information relating to the Company’s past, present, or future research, development, business methodologies or business affairs such as trade secrets, inventions (whether or not patentable), product development, software, software and technology architecture, networks, facilities, billing records, policies, financial and operational information, contracts, officer, director and member information (including professional and personal information regarding such member), suppliers, client lists, client data and information, client pricing, client bidding information, marketing or sales prospects, projected projects, Company “know how,” and all copies, reproductions, notes, analyses, compilations, studies, interpretations, summaries and other documents. “Confidential Information” does not include

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information that has become publicly known and made generally available through no wrongful act of Executive or others or that Executive obtained or developed prior to his employment by the Company.

10. Return of Company Property. Executive acknowledges that he has returned all Company property and Company Confidential Information in his possession.

11. Nonadmission of Liability. Executive recognizes and agrees that this Agreement is not intended to imply any wrongdoing on the Company’s part with respect to his employment or its termination, or any other reason, and shall not constitute evidence of the same.

12. Assignment of Claims. Executive hereby represents and warrants that Executive has not assigned or transferred, or purported to assign or transfer, to any person or entity, any claim against the Released Parties or any portion thereof or interest therein. Executive also waives the right to all remedies in any such action that may be brought on Executive’s behalf.

13. No Further Rights. Notwithstanding the terms and conditions of the Employment Agreement, the parties hereto agree, with the sole exceptions that (a) Executive shall remain liable for actions and omissions, and obligations arising, under the Employment Agreement prior to the Termination Date, and (b) Executive’s rights to medical benefits under paragraph 5, above, which shall remain in full force and effect, that there shall be no continuing rights or obligations of either party under the Employment Agreement, including, without limitation, any obligation of the Company to provide Executive with any severance, compensation or other benefits upon termination of employment, and any non-compete or non-solicitation covenant of the Executive.

14. Representations and Warranties. Each party hereto represents and warrants to the other party that he/it has all requisite power and authority to execute and perform this Agreement, and that this Agreement constitutes his/its legal, valid and binding obligation, enforceable against his/it in accordance with its terms. Each party hereto also represents that he/it has consulted, or has been provided the opportunity to consult, with legal counsel prior to signing this Agreement.

15. Further Assurance. Subject to the terms and conditions of this Agreement, each party hereto will use its commercially reasonable efforts to take, or cause to be taken, all such actions and to do or cause to be done, all things necessary or proper to effectuate the termination of the Employment Agreement.

16. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties hereto as set forth herein. No modifications, alterations or changes to this Agreement shall be binding unless in writing and signed by each of the parties hereto.

17. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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18. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Florida (without regard to its choice of law principles). Any action, suit or other proceeding initiated by any party hereto under or in connection with this Agreement must be brought in any federal or state court in the State of Florida and both parties hereto consent to the jurisdiction and venue of any federal or state court in the State of Florida and agree to waive any claim that Florida is not a convenient forum for such dispute.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A signature sent by telecopy or facsimile transmission shall be as valid and binding upon a party hereto as an original signature of such party.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written below.

JACAVI, LLC

By:	/s/ Michael W. Katz
Name: Michael W. Katz
Title: President
Date: 12/15/08

RENE A. GARCIA

/s/ Rene A. Garcia

Date: 12/15/08